[LOGO] CHINA FINANCE INC.

                              EMPLOYMENT AGREEMENT

      This AGREEMENT, entered into this 12th day of October, 2004, between China Finance, Inc., a Utah corporation (the "Company"), and Ren (Alex) Hu (the "Employee"),

                                WITNESSETH THAT:

      WHEREAS, the parties hereto desire to enter into this Agreement to define and set forth the terms and conditions of the employment of the Employee by the Company;

      NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth below, it is hereby covenanted and agreed by the Company and the Employee as follows:

      1. Position; Employment Period

      The Company hereby employs the Employee as its President, and the Employee hereby agrees to serve in such capacity, for the period beginning 12th October, 2004, and ending on the date on which the Employee's employment is terminated in accordance with paragraph 7 below (the "Employment Period").

      2. Performance of Duties

      (a) The Employee agrees that during the Employment Period he shall devote his full business time to the business affairs of the Company and shall perform his duties faithfully and efficiently subject to the direction of the CEO of the Company; provided that the foregoing shall not limit or prevent the Employee from serving on the board of directors of charitable organizations or other business corporations not in competition with the Company.

      (b) The Employee shall not be assigned duties and responsibilities that are not generally within the scope and character associated or required of other employees of similar rank and position. You shall perform services at China Finance, Inc.'s offices at 111 Pavonia Avenue, Suite #615, Jersey City, NJ 07310 or at such other location as China Finance, Inc. shall determine. In addition, you shall be available to travel at such times and to such places as may be necessary in connection with the performance of your duties.

      3. Compensation

      Subject to the following provisions of this Agreement, during the Employment Period the Employee shall be compensated for his services as follows:

      (a) He shall receive an annual salary; payable in monthly or more frequent installments, in an amount which shall initially be $ 54,000 per annum, subject to such increases as may from time to time be determined by the CEO of the Company. He will not be entitled to any other compensation, benefits, or bonus.

      (b) He shall be entitled to paid holidays on such work dates as are considered federal public holidays.

      4. Competing Businesses

      During the period of his employment under this Agreement, the Employee shall not be employed by or otherwise engage in or be interested in any business in competition with the Company, or with any of its subsidiaries or affiliates, except that the Employee's investment in any such business shall not be considered a violation of this paragraph if such business is not in competition with the Company.

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      5. Confidentiality

      During and after the Employment Period, the Employee will not divulge or appropriate to his own use or to the use of others, in competition with the Company, any secret or confidential information or knowledge pertaining to the business of the Company, or of any of its subsidiaries, obtained by him in any way while he was employed by the Company or by any of its subsidiaries. In connection with the employment, the Employee shall execute and deliver China Finance, Inc.'s standard form of Nondisclosure, Nonsolicitation and Noncompetition Agreement (the "Noncompetition Agreement").

      6. Remedies

      If at any time the Employee violates to a material extent any of the covenants or agreements set forth in paragraphs 4 and 5, the Company shall have the right to terminate all of its obligations to make further payments under this Agreement. The Employee acknowledges that the Company would be irreparably injured by a violation of paragraph 4 or 5 and agrees that the Company shall be entitled to an injunction restraining the Employee from any actual or threatened breach of paragraph 4 or 5 or to any other appropriate equitable remedy without any bond or other security being required.

      7. Amendment and Termination This Agreement may be amended or cancelled by mutual agreement of the parties without the consent of any other person and, so long as the Employee lives, no person, other than the parties hereto, shall have any rights under or interest in this Agreement or the subject matter hereof The Employment Period shall terminate as of the earliest of:

      (a) 10/1/2007;

      (b) the last day of the month in which the date of the Employee's death occurs; or the date on which the Company gives notice to the Employee if such termination is for Cause.

      (c) For purposes of this Agreement, Termination for Cause means the Company's termination of the employment for any of the following reasons: (i) Employee's commission of any act of fraud, embezzlement or dishonesty, (ii) Employee's unauthorized use or disclosure of any confidential information or trade secrets of the Company, (iii) any intentional misconduct by the Employee which has a materially adverse effect upon the Company's business or reputation,
(iv) Employee's continued failure to perform the major duties, functions and responsibilities of the Employee's position after written notice from the Company identifying the deficiencies in the Employee's performance and a reasonable cure period of not less than thirty (30) days or (v) a material breach of Employee's fiduciary duties as an officer of the Company.

      (d) Should the employment with the Company terminate by reason of an Involuntary Termination, the Employee will not be entitled to any other compensation or benefits.

      (e) For purposes of this Agreement, Involuntary Termination means (i) the involuntary termination of your employment with the Company other than a Termination for Cause or (ii) your voluntary resignation or (iii) a change in the control or ownership of the Company.

      8. Notices

      Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and if sent by registered mail to the Company at its principal executive offices or to the Employee at the last address filed by him in writing with the Company, as the case may be.

      9. Non-Assignment

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      The interests of the Employee under this Agreement are not subject to the claims of his creditors and may not be voluntarily or involuntarily assigned, alienated or encumbered.

      10. Successors

      This Agreement shall be binding upon, and inure to the benefit of, the Company and its successors and assigns and upon any person acquiring, whether by merger, consolidation, purchase of assets or otherwise, all or substantially all of the Company's assets and business.

      11. Applicable Law

      The provisions of this Agreement shall be construed in accordance with the laws of the State of New Jersey.

      12. Counterparts

      The Agreement may be executed in two or more counterparts, any one of which shall be deemed the original without reference to the others.

      IN WITNESS WHEREOF, the Employee has hereunto set his hand, and the Company has caused these presents to be executed in its name and on its behalf, all as of the day and year first above written.


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 Ren (Alex) Hu

China Finance, Inc.

By:
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Its: Chief Executive Officer